EXHIBIT 99.3
THE GEO GROUP, INC. AND SUBSIDIARIES
TABLE OF CONTENTS

THE GEO GROUP, INC. AND SUBSIDIARIES

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-2
Pro Forma Condensed Combined Consolidated Balance Sheet as of July 4, 2010 (unaudited)	F-3
Pro Forma Condensed Combined Consolidated Statement of Operations for the twenty-six weeks ended July 4, 2010 (unaudited)	F-4
Pro Forma Condensed Combined Consolidated Statement of Operations for the year ended January 3, 2010 (unaudited)	F-5

INTRODUCTION TO UNAUDITED
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     On August 12, 2010, The GEO Group, Inc., (“GEO” or the “Company”), completed its previously announced acquisition of Cornell Companies Inc., a Delaware corporation (“Cornell”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 18, 2010 and amended on July 22, 2010 (the “Merger”). Also on August 12, 2010, and in connection with the Merger, GEO paid an aggregate of $181.9 million to settle Cornell’s debt obligations, including accrued interest, under its 10.75% Senior Notes due July 2012 and its Revolving Line of Credit due December 2011 (“Cornell’s debt”). Subsequent to the Merger, $108.3 million of Cornell non-recourse debt related to its variable interest entity, remained outstanding. GEO financed the repayment of Cornell’s debt obligations through borrowings under its new $750 million senior credit facility (the “Credit Agreement”, executed on August 4, 2010, which consists of a $150 million Term Loan A, a $200 million Term Loan B and a $400 million Revolving Credit Facility).
     The following Unaudited Pro Forma Condensed Combined Balance Sheet presents the combined financial positions of GEO as of July 4, 2010 and of Cornell as of June 30, 2010, on a pro forma basis, after giving effect to the Merger and the Refinancing as if such transactions had occurred on July 4, 2010. The following Unaudited Pro Forma Condensed Combined Statements of Income present the combined results of operations of GEO for the twenty-six weeks ended July 4, 2010 and for the fiscal year ended January 3, 2010, and of Cornell for the six months ended June 30, 2010 and for the year ended December 31, 2009, on a pro forma basis, after giving effect to the Merger and the Refinancing of Cornell’s debt as if such transactions had occurred as of December 29, 2008, the beginning of GEO’s fiscal year ended January 3, 2010.
     Under the acquisition method of accounting, as of August 12, 2010, the effective time of the merger, the assets acquired, including the identifiable intangible assets, and liabilities assumed from Cornell are recorded at their respective estimated fair values and added to those of GEO. The excess of the purchase price over the preliminary fair value of Cornell’s net assets assumed has been recorded as goodwill. The estimated fair values of certain assets and liabilities are being established by management with the assistance of third party valuation specialists and those preliminary values are reflected in the pro forma financial statements. In order to establish the purchase price allocation, the Company made significant judgments to determine the fair values of assets acquired and liabilities assumed, as well as the assets’ useful lives. The finalization of the Company’s acquisition accounting assessment may result in changes in the valuation of assets and liabilities acquired which may be material. The pending inputs to establish the preliminary purchase price allocation are as follows:
•	Accounts Receivable – pending finalization of fair value of accounts receivable

•	Property, plant and equipment – finalization of valuation efforts to determine the fair value and finalize the remaining estimated useful lives

•	Intangible assets – finalization of valuation efforts for acquired intangible assets

•	Goodwill – pending finalization of the purchase price allocation including valuation of the items discussed herein as well as deferred income taxes

•	Out of market lease assets and liabilities – pending finalization of valuation efforts related to assumed commitments under operating leases

•	Insurance reserves – pending final actuarial study related to insurance reserves

•	Noncontrolling interest – pending finalization valuation of noncontrolling interest in Municipal Correctional Finance, LP

•	Deferred income taxes – pending finalization of purchase price allocation and assessment of deferred items

•	Pre-acquisition contingencies – pending review evaluation of pre-acquisition contingencies that may exist at the acquisition date
     The Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to any anticipated synergies, operating efficiencies or costs savings that may be associated with the transaction. Additional costs, not included in the Unaudited Pro Forma Condensed Combined Financial Statements, will likely be incurred for items such as systems integration and conversion, change in control and other employee benefits, lease termination and/ or modification costs, and training costs. These financial statements also do not include any integration costs the companies may incur related to the merger as part of combining the operations of the companies. While some of these costs of integration were incurred prior to the effective time of the merger, a substantial portion of the remainder of these costs will be incurred over the year following the merger. In general, these costs will be recorded as expenses when incurred and are non-recurring, and, therefore, are not reflected in the Unaudited Pro Forma Condensed Combined Financial Statements.
     The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared by GEO based on the historical financial statements of GEO and Cornell to illustrate the effects of the combined company. The pro forma adjustments are for illustrative and informational purposes only and are not intended to represent, or be indicative, of what GEO’s results of operations or financial position would have been had the acquisition been in effect during the periods presented. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with (i) GEO’s historical consolidated financial statements for the twenty-six weeks ended July 4, 2010 and for the year ended January 3, 2010 and the accompanying notes thereto and (ii) Cornell’s historical consolidated financial statements for the six months ended June 30, 2010 and for the year ended December 31, 2009 and the accompanying notes thereto. The effective date of the merger between GEO and Cornell is assumed to be July 4, 2010 for purposes of preparing the Unaudited Pro Forma Condensed Combined Balance Sheet. GEO’s financial reporting period ends on the Sunday closest to the calendar month-end while Cornell’s financial reporting period ends at the calendar month-end. The Unaudited Pro Forma Condensed Combined Financial Statements do not make any adjustments with respect to the difference in reporting dates as these differences would not be significant.

THE GEO GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
(in ‘000’s)

	Historical
		Cornell
	The GEO	Companies
	Group Inc.	Inc. As of
	As of July 4,	June 30,		Pro Forma		Pro Forma
	2010	2010	Reclassifications	Adjustments	Note	Combined
ASSETS
Current Assets
Cash and cash equivalents	$40,135	$16,164		$—	(A)	$56,299
Restricted cash and investments	13,306	—	29,041			42,347
Bond fund payment account and other restricted assets		29,041	(29,041)			—
Accounts receivable, less allowance for doubtful accounts	174,199	63,739				237,938
Deferred income tax asset, net	17,020	10,081		5,703	(B)	32,804
Other receivables	—	2,814	(2,814)			—
Other current assets	13,509	7,678	2,814			24,001

Total current assets	258,169	129,517	—	5,703		393,389
Restricted cash and investments	25,507	—	33,270			58,777
Debt service reserve fund and other restricted assets		33,270	(33,270)			—
Deferred Income Tax Asset	—	—	—	8,260	(B)	8,260
Property and Equipment, Net	1,030,558	460,421		2,376	(C)	1,493,355
Assets Held for Sale	4,348	—				4,348
Direct Finance Lease Receivable	32,848	—				32,848
Goodwill	40,089	13,308		186,297	(D)	239,694
Intangible Assets, net	16,292	922		76,678	(E)	93,892
Other Non-Current Assets	48,740	16,117		(3,368)	(F)	61,489

	$1,456,551	$653,555	$—	$275,946		$2,386,052

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities

Accounts payable, accrued expenses and accrued payroll and related taxes	$146,878	$—	60,850	$19,143	(G)	$226,871

Accounts payable and accrued expenses		60,850	(60,850)			—
Current portion of debt	19,671	13,408				33,079

Total current liabilities	166,549	74,258	—	19,143		259,950

Deferred Income Tax Liability	7,060	26,242		25,674	(H)	58,976
Other Non-Current Liabilities	31,500	2,125		24,071	(I)	57,696
Capital Lease Obligations	14,087	—	8			14,095
Long-Term Debt	523,034	287,332	(108,300)	93,104	(J)	795,170
Non-Recourse Debt	87,415	—	108,292	14,740	(J)	210,447
Commitments & Contingencies	—	—				—
Shareholders’ Equity	—	—				—
Preferred stock	—	—				—
Common stock	489	16		142	(K)	647
Additional paid-in-capital	358,791	163,904		193,773	(K)	716,468
Retained earnings	400,616	106,353		(122,076)	(K)	384,893
Accumulated other comprehensive income	2,612	1,295		(1,295)	(K)	2,612
Treasury stock, at cost	(136,128)	(9,078)		9,078	(K)	(136,128)

Total shareholders’ equity attributable to The GEO Group, Inc.	626,380	262,490	—	79,622		968,492
Noncontrolling interest	526	1,108		19,592	(L)	21,226

Total shareholders’ equity	626,906	263,598	—	99,214		989,718

	1,456,551	653,555	—	275,946		2,386,052

THE GEO GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

	Historical
	The GEO	Cornell
	Group, Inc. For	Companies, Inc.
	the Twenty-six	For the Six Months
	Weeks Ended	Ended June 30,	Pro Forma		Pro Forma
	July 4, 2010	2010	Adjustments	Note	Combined
		(In thousands, except per share data)
Revenues	$567,637	$203,877	$(854)	(M)	$770,660
Operating Expenses	443,309	151,476	(6,125)	(N)	588,660
Depreciation & Amortization	18,712	9,254	2,853	(O)	30,819
General & Administrative Expenses	38,103	13,760	—		51,863

Operating Income	67,513	29,387	2,418		99,318
Interest Income	2,715	255	—		2,970
Interest Expense	(16,261)	(12,601)	2,885	(P)	(25,977)

Income Before Income Taxes, Equity in Earnings of Affiliates, and Discontinued Operations	53,967	17,041	5,303		76,311
Provision for Income Taxes	20,996	7,477	1,856	(Q)	30,329
Equity in Earnings of Affiliates, net of income tax	1,718	—	—		1,718

Income from Continuing Operations	34,689	9,564	3,447		47,700
Less: Earnings Attributable to Non-controlling Interest	—	(1,155)	441	(R)	(714)

Income from Continuing Operations Attributable to the Combined Company	$34,689	$8,409	$3,888		$46,986

Weighted Average Common Shares Outstanding:
Basic	49,743	14,903	861		65,507	(S)
Diluted	50,480	15,050	714		66,244	(S)

Earnings per Common Share
Basic:
Income from Continuing Operations Attributable to the Combined Company	$0.70	$0.56			$0.72

Diluted:
Income from Continuing Operations Attributable to the Combined Company	$0.69	$0.56			$0.71

THE GEO GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

	Historical
		Cornell
		Companies,
	The GEO	Inc.
	Group, Inc.	For the
	For the	Year
	Fiscal Year	Ended
	ended	December		Pro Forma		Pro Forma
	January 4, 2010	31, 2009	Reclassification	Adjustments	Note	Combined
			(In thousands, except per share data)
Revenues	$1,141,090	$412,377		$(1,708)	(M)	$1,551,759
Operating Expenses	897,356	295,645	4,086	(4,285)	(N)	1,192,802
Pre-opening and start-up expenses	—	4,086	(4,086)	—		—
Depreciation & Amortization	39,306	18,833		6,122	(O)	64,261
General & Administrative Expenses	69,240	24,112		—		93,352

Operating Income	135,188	69,701	—	(3,545)		201,344
Interest Income	4,943	657				5,600
Interest Expense	(28,518)	(25,830)		5,835	(P)	(48,513)
Loss on Extinguishment of Debt	(6,839)	—		—		(6,839)

Income Before Income Taxes, Equity in Earnings of Affiliates, and Discontinued Operations	104,774	44,528	—	2,290		151,592
Provision for Income Taxes	41,991	17,955		802	(Q)	60,748
Equity in Earnings of Affiliates, net of income tax	3,517	—				3,517

Income from Continuing Operations	66,300	26,573	—	1,488		94,361
Less: Earnings Attributable to Non-controlling Interest	—	(1,947)		764	(R)	(1,183)

Income from Continuing Operations Attributable to the Combined Company	$66,300	$24,626	$—	$2,252		$93,178

Weighted Average Common Shares Outstanding:
Basic	50,879	14,881		883		66,643	(S)
Diluted	51,922	14,986		778		67,686	(S)

Earnings per Common Share
Basic:

Income from Continuing Operations Attributable to the Combined Company	$1.30	$1.65				$1.40

Diluted:

Income from Continuing Operations Attributable to the Combined Company	$1.28	$1.64				$1.38

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
     The Merger is accounted for under the acquisition method of accounting. The assets and liabilities of Cornell have been measured at fair value based on various assumptions that the Company’s management believes are reasonable utilizing information available to date and, where indicated, the assistance of third party valuation specialists. The process for measuring the fair values of identifiable intangible assets and certain tangible assets requires the use of significant assumptions, including future cash flows and appropriate discount rates. The excess of the purchase price (consideration transferred) over the amount of identifiable assets and liabilities of Cornell was allocated to goodwill. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, fair value measurements for an asset assume the highest and best use of that asset by market participants.
2. Summary of Business Operations and Significant Accounting Policies
     The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared in a manner consistent with the accounting policies adopted by the Company. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2010 for the fiscal year ended January 3, 2010. The Company has not identified any significant differences in the accounting policies of the two companies, however, if such differences are identified, they may have a material impact on the Unaudited Pro Forma Condensed Combined Financial Statements.
3. Description of the Transaction
     On August 12, 2010, The GEO Group, Inc. (“GEO”) completed its previously announced acquisition of Cornell Companies, Inc. (“Cornell”), a Delaware corporation, pursuant to an Agreement and Plan of Merger, dated as of April 18, 2010 as amended on July 22, 2010 (the “Merger Agreement”), by and among GEO, GEO Acquisition III, Inc., a direct wholly-owned subsidiary of GEO (“Merger Sub”), and Cornell. Under the terms of the Merger Agreement, Merger Sub merged with and into Cornell (the “Merger”), with Cornell being the surviving corporation of the Merger.
     The strategic benefits of merger include the combined company’s increased scale and the diversification of service offerings. These key strategic benefits will allow the Company to better capitalize on attractive business opportunities, provide more services to its customers, mitigate business segment risk and result in a more diverse revenue base.
4. Acquisition Consideration
     As a result of the Merger, for each share of Cornell common stock, Cornell stockholders had the option to elect to receive: (i) 1.3 shares of common stock of GEO, par value $.01 per share, for each share of Cornell common stock; or (ii) the right to receive cash consideration equal to the greater of (x) the fair market value, as defined in the Merger Agreement, of one share of GEO common stock plus $6.00 or (y) the fair market value, as defined in the Merger Agreement, of 1.3 shares of GEO common stock. The fair market value of GEO common stock for determining the cash consideration to be received in the merger for each share of Cornell common stock is $21.58, which was calculated based upon the average closing price of GEO common stock on the ten trading days between July 15, 2010 and July 28, 2010. Therefore, the cash consideration is $28.054 for each share of Cornell common stock. In order to preserve the tax-deferred treatment of the transaction, no more than 20% of the outstanding shares of Cornell common stock may be exchanged for the cash consideration.
     Based on the effective date of the Merger of August 12, 2010, the total purchase price payable to Cornell stockholders was: (i) 15.8 million shares of GEO common stock; and (ii) $266.8 million in cash, including $181.9 million relative to the payoff of Cornell’s debt. Subsequent to the Merger, $108.3 million of Cornell non-recourse debt related to Cornell’s variable interest entity, remained outstanding. GEO financed the cash consideration, the continuation of Cornell debt and the repayment of Cornell debt through borrowings under GEO’s Credit Agreement. Also pursuant to the Merger Agreement, all awards of options issued under the Cornell Companies, Inc. Amended and Restated 2006 Incentive Plan (“Cornell’s Plan”) which were outstanding and unexercised immediately following the effective time of the merger and which did not, by their terms, terminate on the effective time of the merger, whether vested or unvested, ceased to represent a right to purchase shares of common stock of Cornell. At the time of the merger, there were 27,500 unexercised options in Cornell’s Plan that became fully vested on the change in control. These fully vested, outstanding and unexercised awards were exchanged for the rights to purchase 1.3 shares of GEO’s common stock within 90 days of August 12, 2010. Included in the purchase price consideration below is the estimated fair value of the 35,750 stock option awards exchanged in the Merger.

Acquisition Consideration:

	(in ‘000’s)
Cash consideration:
Cash paid in exchange for 3,024,409 shares of Cornell stock	$84,854	(1)
Cash repayment of Cornell’s outstanding debt, including $6.2 million of accrued interest	185,242	(2)

Total pro forma cash consideration	270,096

Equity consideration:
Value of 15,763,638 shares GEO common stock based on the closing price as of August 12, 2010, exchanged for 12,126,136 shares of Cornell stock	357,835
GEO stock awards, underlying options for 35,750 shares of common stock, issued in exchange for vested Cornell stock options for 27,500 shares of Cornell common stock	241

Total equity consideration	358,076

Total pro forma consideration	$628,172	(2)

(1)	The cash consideration includes payment for GEO fractional share interests resulting from the share exchange. Pursuant to the Merger Agreement, Cornell stockholders received a total of approximately seven thousand dollars in lieu of 338.8 aggregate fractional share interests based on the $21.56 closing price of GEO common stock on August 11, 2010 (the last trading day prior to the closing of the transaction).

(2)	The pro forma cash consideration in exchange for the repayment of debt is calculated as if the transaction was effective July 4, 2010. The actual amount repaid on August 12, 2010 relative to the outstanding balances of Cornell’s Revolving Line of Credit due December 2011 and the redemption of the Senior Notes due July 2012 was $181.9 million in aggregate including accrued interest of $2.5 million. The total purchase price consideration on August 12, 2010 was $624.8 million.
5. Reclassifications
     As demonstrated in the accompanying Unaudited Pro Forma Condensed Combined Financial Statements, certain reclassifications have been made to GEO’s and Cornell’s historical consolidated financial statements for the purpose of presenting the combined company:
•	Cornell’s Bond fund payment account and other restricted assets and Cornell’s Debt service reserve fund and other restricted assets have been included with Restricted cash and investments in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet,

•	Cornell’s Other receivables have been classified as Other current assets in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet,

•	GEO’s accounts payable, accrued expenses and payroll and related taxes have been combined on a single line in the Unaudited Pro Forma Condensed Combined Balance Sheet,

•	Cornell’s capital leases have been reclassified from Long-Term Debt to the financial statement line item on GEO’s historical financial statements for Capital Lease Obligations,

•	Cornell’s 8.47% Bonds due 2016, which represent debt of special purpose entities, have been reclassified to Non-Recourse Debt since these bonds are not guaranteed by Cornell and are non-recourse to Cornell’s consolidated special purpose entity, Municipal Corrections Finance, L.P., and

•	Cornell’s pre-opening and start up expenses for the year ended December 31, 2009 have been reclassified in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income as Operating Expenses in order to be comparable to GEO’s historical Statements of Income.

6. Pro Forma and Acquisition Accounting Adjustments
(A)	The pro forma cash balance reflects a decrease in cash of $270.1 million related to the cash consideration exchanged in the Merger. This decrease of $270.1 million is entirely offset by the assumed proceeds GEO received from borrowings under its Credit Agreement which was in effect at the acquisition date.

(in ‘000’s)
Pro forma cash consideration:
Cash paid in exchange for 3,024,409 shares of Cornell stock	$(84,854)
Cash repayment of Cornell’s Revolving Line of Credit Facility due December 2011	(67,400)
Cash redemption of the Senior Notes due July 2012	(111,632)
Accrued interest	(6,210)
Other pro forma cash adjustments
Proceeds from GEO’s Revolver used to finance the Merger	270,096

Total pro forma cash adjustments	$—

(B)	The adjustments are as follows:

Deferred income tax asset, net — current portion:
Estimated tax deductible portion of non recurring, direct transaction costs	$3,170
Tax impact of nonrecurring employee retention payments	2,533

Pro forma increase	5,703

Deferred income tax asset — non-current portion:
Tax impact of out of market operating leases acquired	8,260

Pro forma increase	$8,260

(C)	The estimated fair values of the property and equipment were determined with the assistance of third party valuation specialists. Management has considered the results of their work in the estimates below. The following table demonstrates the preliminary fair values used in the purchase price allocation on August 12, 2010 (in ‘000’s):

Pro forma
adjustments
Elimination of the carrying value of Cornell’s property and equipment, net, as of June 30, 2010	$(460,421)
Purchase price allocated to the fair value of property and equipment acquired	462,797

Total pro forma adjustments	$2,376

(D)	This adjustment reflects the elimination of Cornell’s historical goodwill of $13.3 million and the establishment of estimated goodwill and intangible assets resulting from the transaction. The goodwill resulting from the Merger is non-deductible for federal income tax purposes and the pro forma adjustments to this account are as follows (in ‘000’s):

Pro forma
adjustments
Elimination of the carrying value of Cornell’s goodwill as of June 30, 2010	$(13,308)
Excess of purchase price over fair value of assets acquired and liabilities assumed	199,605

Total pro forma adjustments	$186,297

(E)	This adjustment reflects the elimination of Cornell’s intangible assets and the fair value of identifiable intangible assets acquired (in ‘000’s):

	Pro forma
	adjustments	Useful life
Elimination of the net carrying value of Cornell’s identifiable intangible assets, net, as of June 30, 2010	$(922)
Fair value of finite-lived identifiable intangible assets acquired
Facility management contracts	70,100	12 to 13 years
Non-compete agreements	5,700	1 to 2 years

Fair value of indefinite-lived identifiable intangible assets acquired
Abraxas trade name	1,800	Indefinite

Total pro forma adjustments	$76,678

(F)	Other non-current assets reflects an adjustment for the deferred financing fees of $2.0 million associated with the Credit Agreement. This increase to deferred costs was more than offset by the elimination of Cornell’s deferred finance costs of $5.9 million as of June 30, 2010. The adjustments are set forth below (in ‘000’s):

Pro forma
adjustments
Elimination of Cornell’s deferred financing fees	$(5,880)
Deferred financing costs associated with additional borrowings	2,040
Fair value of operating lease positions	472

Total pro forma adjustments	$(3,368)

(G)	This adjustment reflects estimated non-recurring direct transaction expenses which are expected to be included in income within twelve months of the transaction of $19.3 million, the elimination of accrued interest of $6.2 million which was paid on behalf of Cornell by GEO and payments due to employees relative to the change in control of $6.0 million. The adjustments to accrued expenses are set forth in the table below (in ‘000’s):

Pro forma
adjustments
Estimated pre tax non-recurring transaction costs directly related to the Merger	$19,312
Payments due to employees for retention through the date of the transaction and for amounts owed under executive employment agreements for the change in control	6,041
Payment of accrued interest on Cornell’s debt	(6,210)

Total pro forma adjustments	$19,143

(H)	This adjustment reflects deferred income taxes which are associated with preliminary estimated identifiable intangible assets associated with the management contracts which are not deductible for federal income tax purposes. (in ‘000’s, except for percentage):

Fair value of facility management contracts	$70,100
Elimination of the carrying value of Cornell’s intangible assets	(922)
Fair value of trade names acquired	1,800
Incremental increase in fair value of tangible assets	2,376

73,354
Statutory income tax rate	35.00%

Pro forma deferred tax liability adjustment	$25,674

(I)	The increase to other non-current liabilities of $24.1 million represents an adjustment to recognize the fair value of net unfavorable lease positions relative to facility lease commitments assumed by GEO in connection with the Merger.

(J)	The increase to long-term debt reflects the additional debt incurred to pay cash consideration of $84.9 million paid in exchange for 3,024,409 shares of Cornell common stock. The table also reflects the repayment of amounts outstanding under Cornell’s Revolving Line of Credit due 2011, the redemption of the Senior Notes due 2012, payments of accrued interest, and the fair value adjustment to record the premium on non-recourse debt. Pro forma adjustments to long-term debt outstanding assuming the merger was effective as of July 4, 2010 are as follows (in ’000’s):

Pro forma
adjustments
Elimination of Cornell’s debt and accrued interest:
Senior Notes due July 2012	$(111,632)
Revolving Line of Credit due December 2011	(67,400)
Incremental debt to GEO:
Revolver proceeds to repay Cornell’s debt	179,032
Cash paid for financing costs associated with additional borrowings	2,040
Revolver proceeds used to repay accrued interest	6,210
Revolver proceeds used in exchange for shares	84,854

Incremental borrowings on GEO’s Revolver	$93,104

     The adjustment to non-recourse debt for $14.7 million relates to the debt premium to record non-recourse debt at its estimated fair value as of July 4, 2010.
(K)	The pro forma adjustments to equity include the elimination of Cornell’s equity, the recognition of nonrecurring charges and the issuance of GEO’s common stock in exchange for Cornell as follows (in ‘000’s):

	Pro forma adjustments
		To record nonrecurring
	To eliminate	charges expected in	To record equity		Total pro forma
	Cornell’s equity	future periods	consideration		adjustments
Common stock	(16)		158	(i)	142
Additional paid in capital	(163,904)		357,677	(i)	193,773
Retained earnings	(106,353)	(15,723)(ii)			(122,076)

Accumulated other comprehensive income	(1,295)				(1,295)
Treasury stock, at cost	9,078				9,078

Total shareholders’ equity attributable to the GEO Group, Inc.	(262,490)	(15,723)	357,835		79,622

(i)	The equity consideration was calculated as follows:

Share capital exchanged (in whole numbers)
Cornell common shares	15,150,545
Less: Cornell shares exchanged for cash	(3,024,409)

Cornell shares exchanged for GEO common stock	12,126,136
Exchange ratio	1.3	x

Total shares to be exchanged, including fractional shares	15,763,977
Less: Fractional shares resulting from the Merger	(339)

GEO Common stock exchanged for shares of Cornell common stock	15,763,638
Closing price of GEO’s stock pursuant to the merger agreement	$22.70

Value of equity consideration	$357,834,583

(in ‘000’s)
15,763,638 shares of GEO Common stock, par value $0.01, exchanged for shares of Cornell common stock	$158
Additional paid in capital	357,677

$357,835

(ii)	This adjustment to pro forma retained earnings represents nonrecurring charges, approximately 50% of which GEO expects to be non-deductible for federal income tax purposes, resulting directly from the transaction. These charges were not considered in the pro forma condensed combined statement of income.
(L)	This adjustment represents the elimination of Cornell’s noncontrolling interest and the recording of the fair value of the noncontrolling interest as of the acquisition date. GEO assumed Cornell’s noncontrolling interest in Municipal Correctional Finance, LP (“MCF”) as a result of the Merger and consolidates this entity as a result. The fair value of MCF was determined using the work of third party specialists and the pro forma adjustments are presented below (in ‘000’s):

Pro forma
adjustments
Elimination of the carrying value of the Cornell’s noncontrolling interest in MCF	$(1,108)
To record the noncontrolling interest at fair value	20,700

Total pro forma adjustments	$19,592

(M)	Pro forma revenues reflect the elimination of $0.9 million of rental income and a corresponding elimination of $(0.9) million in rental expense for the twenty-six weeks ended July 4, 2010. For the year ended January 3, 2010, this elimination was $1.7 million of rental income and $(1.7) million rental expense. This elimination is related to a facility currently owned by GEO and leased to Cornell for which each respective party has included rental income and expense in the respective historical financial statements. Refer to Note (N).

(N)	The following pro forma adjustments have been made to the accompanying statements of income (in 000’s):

	Twenty-six weeks ended	Fiscal year ended
	July 4, 2010	January 4, 2010
Pro forma adjustments to operating expense:
Direct nonrecurring expenses incurred as a result of the Merger	$(3,787)	$—
Intercompany rent expense elimination	(854)	(1,708)
Amortization of liability for unfavorable market lease positions	(1,484)	(2,577)

	$(6,125)	$(4,285)

(O)	Pro forma depreciation and amortization for the twenty-six weeks ended July 4, 2010 and for the fiscal year ended January 3, 2010 reflects increases of $2.9 million and $6.1 million, respectively. The primary increase relates to amortization expense for the intangible assets associated with acquired facility management contracts and non-compete agreements for Cornell executives. Pro forma depreciation and amortization is as follows (in ‘000’s):

	Pro forma adjustments
	Twenty-six weeks	Fiscal year ended
	ended July 4, 2010	January 3, 2010
Elimination of Cornell’s depreciation and amortization expense	$(9,254)	$(18,833)
Amortization of identifiable amortizable intangible assets:
Facility management contracts acquired	2,810	5,619
Non compete agreements	1,175	3,350
Depreciation of fair value of acquired property and equipment	8,122	15,986

Pro forma adjustment to Depreciation and amortization expense	$2,853	$6,122

(P)	For the purposes of the Unaudited Pro Forma Condensed Combined Financial Statements, the incremental interest expense on the Cornell debt was determined using the interest rates under the Company’s Third Amended and Restated Credit Agreement (“Senior Credit Facility”). As indicated in the table below, pro forma interest expense reflects a net decrease in interest expense as a result of anticipated incremental interest savings to GEO after (i) the repayment of Cornell’s debt using proceeds from GEO’s Senior Credit Facility, (ii) increases in GEO’s interest expense incurred on the additional borrowings related to the cash consideration for Cornell’s common stock, and (iii) the amortization of the $3.8 million of financing fees which resulted from incremental debt. For debt that incurs interest at a variable rate, GEO used the average variable rate that its debt incurred over the twenty-six weeks ended July 4, 2010 and the fiscal year ended January 3, 2010, respectively. The interest rate applied to the historical outstanding Revolver borrowings under GEO’s Senior Credit Facility would have increased by 1.13% and 1.27% as for the twenty-six weeks ended July 4, 2010 and for the fiscal year ended January 3, 2010 based on the outstanding pro forma borrowings. This pro forma rate increase has been reflected in the pro forma expense. Refer to the table below for the estimated pro forma adjustment to interest expense (in ‘000’s):

	Twenty-six weeks ended	Fiscal year ended
	July 4, 2010	January 3, 2010
Elimination of the interest expense incurred by Cornell:

Interest on the outstanding borrowings relative to the $112 million 10 3/4% Senior Notes	$(6,405)	$(12,813)
Interest expense on the average outstanding Revolver borrowings of $68.3 million and $73.4 million, respectively at weighted average interest rates of approximately 2.84% and 3.55%, respectively	(970)	(2,604)

Interest expense on the average outstanding nonrecourse debt of $121.7 million and $129.1 million, respectively at an interest rate of 8.47%	(5,226)	(11,144)
Pro forma interest expense incurred by GEO on Cornell’s debt:

Increase in GEO’s interest expense related to incremental debt of $84.9 million in cash consideration and assumed incremental average outstanding borrowings of $180.7 million and $184.5 million, respectively, related to the financing of Cornell’s debt repayment using capacity under GEO’s Credit Agreement at weighted average interest rates of 2.769% and 2.893%, respectively	3,852	8,303
GEO’s interest expense as a result of the amortization of deferred financing fees of $2.0 million	233	544

Interest expense after considering the fair value of nonrecourse debt of MCF as of the assumed date of the transaction for pro forma operations of December 29, 2008 (1)	5,631	11,879

Pro forma decrease to interest expense	$(2,885)	$(5,835)

(1)	For the purposes of the pro forma financial information, the cost to transfer Cornell’s non-recourse debt in an orderly transaction between market participants (fair value as defined by GAAP) would have resulted in a discount on the non-recourse debt as revalued on December 28, 2008 and would have resulted in a premium as revalued on January 4, 2010. As of December 29, 2009, the discount was $3.8 million using an effective interest rate of 9.28% and as of January 4, 2010, the premium was $14.9 million using an effective interest rate of 4.95%. On August 12, 2010, the premium was $14.7 million using an effective interest rate of 4.53%.

(Q)	The Provision for income taxes has been calculated using GEO’s statutory tax rate of 35%.

(R)	Adjustments to noncontrolling interest are as follows (in ‘000’s)

	Twenty-six weeks ended	Fiscal year ended
	July 4, 2010	January 4, 2010
Pro forma adjustments to noncontrolling interest:

Amortization of discount on MCF’s non-recourse debt, net of income tax	$263	$478
Increase in depreciation expense relative to MCF’s tangible assets, net of income tax	178	286

Pro forma decrease in earnings attributable to noncontrolling interest, net	$441	$764

(S)	Pro forma combined basic and diluted common shares for the twenty-six weeks ended July 4, 2010 are calculated as follows (in ‘000’s):

	Historical
	The GEO Group	Cornell	Pro forma	Pro forma
	Inc.	Companies, Inc.	Adjustments	combined
			(14,903)
Weighted average basic common shares outstanding	49,743	14,903	15,764	65,507
Effect of dilutive securities:
Employee and director stock options and restricted stock	737	147	(147)	737

Weighted average diluted common shares	50,480	15,050	714	66,244

Pro forma combined basic and diluted pro forma shares for the fiscal year ended January 3, 2010 are calculated as follows (in ‘000’s):

	Historical
	The GEO Group	Cornell	Pro forma	Pro forma
	Inc.	Companies, Inc.	adjustments	combined
			(14,881)
Weighted average basic common shares outstanding	50,879	14,881	15,764	66,643
Effect of dilutive securities:
Employee and director stock options and restricted stock	1,043	105	(105)	1,043

Weighted average diluted common shares	51,922	14,986	778	67,686